STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of October 1, 2009 (the "Effective Date"), by and among LEGISI MARKETING, INC., a Michigan corporation, whose address for purposes of this Agreement is in care of Robert D. Gordon, Receiver ("Receiver"), 151 South Old Woodward Avenue, Suite 200, Birmingham, Michigan 48009 ("Seller"), and C.B. Brechin ("Brechin"), whose address is 2214 Clove Terrace, Baltimore, Maryland 21209, Scott Rutherford ("Rutherford"), whose address is 534 Heavitree Hill, Severna Park, Maryland 21146, and Bruce Robinson ("Robinson"), whose address is 25 Hooks Lane, Suite 302, Baltimore, Maryland 21208 (Brechin, Rutherford, and Robinson hereafter referred to jointly and severally as "Purchaser").

WHEREAS, Seller owns 18,910,000 shares (the "Shares") of the issued and outstanding shares of the common stock of Brekford International (formerly known as TTSR) (the "Company"); and

WHEREAS, Seller is subject to a pending action in the District Court of the Eastern District of Michigan (the "Court") entitled *Securities and Exchange Commission v. Gregory N. McKnight, et al.*, Case No. 08-11887 (the "Case"), in which, among other things, Receiver has been appointed as Receiver of the assets of Seller; and

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of the Shares for the price, upon the terms and subject to the conditions set forth in this Agreement.

THEREFORE, for valuable consideration received, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, all of the Shares.

1.2 Purchase Price for Shares. In consideration for the Shares, Purchaser shall pay to Seller the sum of Seven Hundred Thousand Dollars ($700,000) (the "Purchase Price").

1.3 Payment of the Purchase Price. Purchaser shall pay the Purchase Price to Seller in immediately available funds at the Closing.

1.4 Closing. The closing of the sale and purchase of the Shares shall take place at the offices of Receiver, Clark Hill PLC, 151 S. Old Woodward Avenue, Birmingham, Michigan 48009 at a time mutually agreed to by the parties (the "Closing") with an effective date of the transaction being the date of the Closing; provided, however, that the Closing shall occur within ten (10) days following the date on which the Approval Order (as defined below) becomes a final order, unless the parties mutually agree to extend this deadline or to waive the requirement that the Approval Order become final.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that the following representations and warranties are and shall be true and correct in all material respects on the Effective Date and the Closing.

2.1 Authority. This Agreement is subject to entry of an order by the Court in the Case, approving this Agreement (the "Approval Order"). Upon the parties' full execution of this Agreement, Seller will promptly file a motion and seek entry of the Approval Order by the Court. Subject to the requirement of such Court approval, Receiver has the full power and authority to enter into this Agreement on behalf of Seller, and Seller otherwise has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

2.2 Title. Seller has good and valid title to all of the Shares, free and clear of any and all liens, restrictions, pledges, charges, claims and encumbrances of any kind (collectively, "Liens"). Upon delivery of the Shares to Purchaser, Purchaser shall acquire good and valid title to all of the Shares purchased in accordance with the terms of this Agreement, free and clear of all Liens.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the following representations and warranties are and shall be true and correct in all material respects on the Effective Date and the Closing.

3.1 Authority. Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other person in connection with the transactions contemplated by this Agreement.

3.2 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, or charge of any government, governmental agency, or court to which Purchaser is subject, or (b) breach any agreement to which Purchaser is a party or by which it is bound or to which any of its assets are subject.

3.3 Investment Representation of Purchaser. Purchaser is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or any successor law, or regulations and rules issued pursuant to the Securities Act or any successor law.

ARTICLE IV
CANCELLATION OF WARRANTS

4.1 Cancellation of Warrants. In further consideration of the purchase of the Shares by Purchaser, at Closing, Seller shall cancel the warrants it presently holds for the right to purchase up to 10,000,000 additional shares of common stock of the Company (the "Warrants"). At Closing, Seller shall execute such documents as may be reasonably requested by Purchaser to confirm the cancellation of the Warrants.

ARTICLE V
CONDITIONS

5.1 Conditions to Closing. The sale of the Shares as contemplated under this Agreement is conditioned upon the execution of the following agreements, documents and instruments concurrently at Closing:

(a) An Assignment Separate from Certificate, in the form attached hereto as Exhibit A.

(b) A mutually acceptable form of document confirming the cancellation of the Warrants currently outstanding in favor of Seller.

ARTICLE VI
OTHER PROVISIONS

6.1 Amendment. This Agreement and any exhibits hereto may not be amended except by an instrument in writing signed on behalf of the parties hereto.

6.2 Effect of Agreement; Entire Agreement; Release; No Third Party Beneficiaries. Upon Closing, Seller and the Company hereby waive and release all claims that each has against the other, whether such claims are known or unknown, fixed or contingent, arising from any transaction between Seller and the Company occurring prior to the Effective Date; provided, however, that this Agreement shall not waive or release any claims of Seller against any parties other than the Company for any loss or damages incurred by Seller as a result of its purchase of the Shares and Warrants. Subject to the foregoing sentence, this Agreement, together with any exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.3 Governing Law. This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Michigan, without respect to its conflicts of laws provisions.

6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is

acknowledged), to the respective party at such party's address as set forth in the preamble of this Agreement (or such subsequent address established by a party by due notice in accordance with this provision).

6.5 Expenses. Each party shall pay all of its own costs and expenses, including legal, accounting, consulting and other professional fees, incurred in connection with the negotiation, preparation and performance of this Agreement.

6.6 Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

WHEREFORE, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

LEGISI MARKETING, INC.,
a Michigan corporation

By: ______________________
Robert D. Gordon, Receiver

____
C.B. Brechin

____
Scott Rutherford

____
Bruce Robinson

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, LEGISI MARKETING, INC. ("Assignor"), hereby sells, assigns, and transfers unto C.B. Brechin, Scott Rutherford, and Bruce Robinson, jointly ("Assignee"), Eighteen Million Nine Hundred Ten Thousand (18,910,000) shares of the common capital stock of BREKFORD INTERNATIONAL CORPORATION, a Delaware corporation (the "Corporation"), standing in Assignor's name on the books of the Corporation represented collectively by Certificate Nos. 1718 and 1591 (the "Shares"), and herewith does hereby irrevocably constitute and appoint any officer of the Corporation as attorney in fact to transfer the Shares on the books of the Corporation with full power of substitution in the premises.

Dated: _______________, 2009

LEGISI MARKETING, INC.,
a Michigan corporation

By: ________________________________
Robert D. Gordon, Receiver